Exhibit 5.2
4801 Main Street, Suite 1000
Kansas City, MO 64112
Main: 816.983.8000
Fax: 816.983.8080
November 6, 2020

Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel in the state of Missouri (“Missouri”) and the state of Illinois (“Illinois”) for The Kansas City Southern Railway Company, a Missouri corporation (“KCSR”), Southern Development Company, a Missouri corporation (“Southern”), and Gateway Eastern Railway Company, an Illinois corporation (“Gateway”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), on the date hereof, with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issuance and sale of: (i) shares of common stock of Kansas City Southern, a Delaware corporation (“KCS”), par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of KCS (the “Preferred Stock”); (iii) debt securities of KCS (the “Debt Securities”); (iv) guarantees of the Debt Securities by KCSR, Southern, Gateway and certain other subsidiaries of KCS (the “Guarantees”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities of KCS (the “Warrants”); (vi) contracts for the purchase or sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (vii) units of securities consisting of one or more of the following: Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts or any combination thereof (the “Units”), in each case as contemplated in the Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts and Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. KCSR, Southern and Gateway are referred to collectively herein as the “Clients.”
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

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In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)
(A) the articles of incorporation (and all amendments thereto) with respect to each of KCSR and Southern, as presently in effect, as certified as of a recent date by a certificate of the Secretary of State of Missouri and (B) the articles of incorporation (and all amendments thereto) of Gateway, as presently in effect, as certified as of a recent date by a certificate of the Secretary of State of Illinois (the “Articles”);

(ii)	the bylaws (and all amendments thereto) of each Client, as presently in effect (the “Bylaws”);

(iii)
(A) the good standing certificates with respect to each of KCSR and Southern, issued by the Secretary of State of Missouri as of a recent date and (B) the good standing certificate with respect to Gateway, issued by the Secretary of State of Illinois as of a recent date (each a “Good Standing Certificate” and, collectively, the “Good Standing Certificates”);

(iv)
(A) the unanimous written consent of the board of directors of KCSR dated November 6, 2020, (B) the unanimous written consent of the board of directors of Southern dated November 6, 2020, and (C) the unanimous written consent of the board of directors of Gateway dated November 6, 2020, each pertaining to the Registration Statement;

(v)	the Registration Statement;

(vi)	the Base Prospectus; and

(vii)	the indenture for Debt Securities filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Clients, and such agreements and certificates of public officials, certificates of officers or other representatives of the Clients and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Clients. We have assumed that there has been no oral or written modification or amendment of any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions

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expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of each Client and certificates of public officials, without independent verification of their accuracy. We have assumed that all public records reviewed or relied upon by us or on our behalf are true and complete.
We have also assumed that any Guarantees to be entered into between the Clients and the applicable trustee will have been duly authorized by actions taken by the board of directors of each Client or, to the extent permitted by Section 351.330 of the General and Business Corporation Law of Missouri (the “MGBCL”) and Section 5/8.40(c)(8) of the Business Corporation Act of 1983 of Illinois (the “IBCA”), a duly constituted and acting committee thereof (such board of directors or committee being referred to hereinafter as the “Board”), in accordance with the MGBCL or IBCA, as applicable, and the Articles and the Bylaws of each Client (such actions by the Board of each Client as described herein being collectively referred to hereinafter as the “Client Corporate Proceedings”).

Our opinions set forth herein are limited to the MGBCL and the IBCA. We do not express any opinion with respect to the laws of any jurisdiction other than the MGBCL and the IBCA or as to the effect of any laws of any jurisdiction other than the MGBCL and IBCA on the opinions herein stated.
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
Each of KCSR and Southern is a corporation incorporated, validly existing and in good standing under the laws of Missouri. Gateway is a corporation incorporated, validly existing and in good standing under the laws of Illinois.

2.	Each Client has all necessary corporate power and authority to execute, deliver and perform its obligations under any Guarantees to which it is a party and to incur the obligations thereunder.

3.
With respect to any Guarantees, when (a) the Debt Securities have been duly established by the applicable Indenture (as supplemented by any applicable supplemental indenture), and (b) the Board of each Client has completed all Client Corporate Proceedings required to be taken to approve the applicable Guarantee and the issuance and the terms of such Guarantee against payment therefor in accordance with the terms of the applicable Indenture (as supplemented, if applicable) and related matters, then each Client will have duly authorized such Guarantees.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Base Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act

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or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Husch Blackwell LLP
HUSCH BLACKWELL LLP

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